UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 16, 2011

Atlas Air Worldwide Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16545	13-4146982
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2000 Westchester Avenue, Purchase, New York		10577
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-701-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2011, Atlas Air, Inc. ("Atlas"), a wholly-owned subsidiary of Atlas Air Worldwide Holdings, Inc. ("AAWW"), notified The Boeing Company ("Boeing") of its decision to exercise its right under Purchase Agreement No. 3134, dated as of September 8, 2006, between Atlas and Boeing (the "Agreement") to terminate such Agreement with respect to the first three 747-8F aircraft scheduled to be delivered to Atlas under the Agreement. Atlas terminated the Agreement with respect to these three aircraft due to lengthy delays in delivery of the aircraft and performance considerations. Nine 747-8F aircraft remain on order under the Agreement, as well as one option and 13 purchase rights.

Item 7.01 Regulation FD Disclosure.

On September 21, 2011, AAWW issued a press release relating to the above matters. A copy of the press release is furnished as Exhibit 99 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99 Atlas Air Worldwide Holdings, Inc. press release, dated September 21, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

September 21, 2011	By:	/s/ Adam R. Kokas

Name: Adam R. Kokas
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99	Atlas Air Worldwide Holdings, Inc. press release, dated September 21, 2011